Exhibit 5.5

[Letterhead of Hadromi and Partners]

August 23, 2016

Vantage Drilling International

777 Post Oak Boulevard, Suite 800

Houston, Texas 77056

Re:	Registration of Securities of Vantage Drilling International and subsidiaries

Ladies and Gentlemen:

We have acted as special Indonesian counsel for Vantage Drilling International (the “Company”) and PT. Vantage Drilling Company Indonesia (the “Covered Subsidiary”) in connection with the registration statement (the “Registration Statement”) on Form S-1 (File No. 333-212081), including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended, (the “Act”) relating to the sale by the selling security holders identified in the prospectus (the “Selling Security holders”) from time to time of up to 2,999,100 units of stapled securities (the “Stapled Securities”) of the Company. Each Stapled Security comprises one ordinary share of the Company, par value $0.001 per share (the “Common Shares”), and $172.61 original issuance principal amount of the Company’s 1%/12% Step-Up Senior Secured Third Lien Convertible Notes due 2030 (the “Notes”), in each case subject to adjustment as described in the Indenture (as defined below). The Notes were issued under an indenture, dated February 10, 2016 (as supplemented, the “Indenture”), among the Company, the guarantors named therein, including the Covered Subsidiary(ies) (the “Guarantors”) and U.S. Bank National Association, not in its individual capacity but solely as trustee (together with its successors and assigns, in such capacity, the “Trustee”) and not in its individual capacity but solely as collateral agent (together with its successors and assigns, in such capacity, the “Noteholder Collateral Agent”). The Notes are guaranteed (the “Guarantee” and, together with the Stapled Securities and the Notes, the “Securities”) by the Guarantors.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate and other company records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In such examination, we have assumed, with your consent and without independent investigation, that: (a) each document submitted to us for review is authentic, accurate, and complete, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and (b) each certificate issued by a governmental official, office, or agency concerning an entity’s status, including but not limited to certificates of corporate status, is accurate, complete, and authentic.

Notwithstanding anything contained herein which may be construed to the contrary, this opinion is based, as to matters of law, solely on the laws of Republic of Indonesia. We express no opinion relating to the laws or regulations of any jurisdiction other than the laws of Republic of Indonesia (including but not limited to the federal laws of the United States).

This opinion is rendered as of the date hereof, and we express no opinion as to any event, fact, circumstance, or development subsequent to the date of this opinion. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth in this opinion that may result from any change of law or fact that may arise after the date of this opinion. Our opinion is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Covered Subsidiary has been duly organized and is validly existing in good standing under the laws of Republic of Indonesia;

2.	The execution, delivery and performance of the Indenture by the Covered Subsidiary have been duly authorized by all necessary action on the part of the Covered Subsidiary;

3.	The Guarantee by the Covered Subsidiary with respect to the Notes has been duly authorized by the Covered Subsidiary;

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours faithfully,

HADROMI & PARTNERS

/s/ M. Iqbal Hadromi

M. Iqbal Hadromi